UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 22, 2016

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100,

Conway, Arkansas 72032

(Address of principal executive offices) (Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 22, 2016, Home BancShares, Inc. (the “Company”) issued a press release announcing the commencement of an underwritten secondary public offering of shares of the Company’s common stock by the Chairman of the Company’s board of directors, John W. Allison. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On September 22, 2016, in connection with the underwritten secondary offering by the Company’s Chairman, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement (the “Prospectus Supplement”) relating to the Company’s registration statement on Form S-3 (File No. 333-208307) filed with the SEC on December 2, 2015.

The Prospectus Supplement states that as of September 20, 2016, the Company’s quarter-to-date performance is consistent with recent quarterly results. Including the impact of the one-time pre-tax charge of approximately $3.9 million, or $0.02 diluted earnings per share, resulting primarily from the write-off of the remaining FDIC indemnification assets and settlement charges paid to the FDIC in connection with the previously announced termination of the Company’s loss share agreements with the FDIC, the Company expects to report fully diluted earnings per share for the quarter ending September 30, 2016 in the range of $0.30 to $0.31. Excluding the FDIC loss share termination, the Company expects to report fully diluted earnings per share in the range of $0.31 to $0.32.

The Prospectus Supplement also states that on September 9, 2016, the Company entered into a non-binding letter of intent to acquire a Florida-based bank holding company having total assets of approximately $400 million for a purchase price of $88.5 million, consisting of approximately 20% cash and 80% shares of our common stock. This potential acquisition is subject to due diligence and the negotiation and execution of a definitive merger agreement and, if a definitive merger agreement is entered into, the acquisition would not be completed before early 2017.

Preliminary expectations of operating results and other financial data contained in this report are estimates only, and actual results may differ materially from those estimates, including as a result of factors discussed in the Prospectus Supplement and other documents filed by the Company with SEC from time to time. All preliminary estimates have been prepared by management, and BKD LLP, the Company’s independent public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to these estimates.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release: Home BancShares, Inc. Announces Secondary Offering by Selling Shareholder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: September 22, 2016	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer